UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2006 (August 28, 2006)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-5160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2006, BioDelivery Sciences International, Inc. (“BDSI”) announced the death of L.M. Stephenson, Ph.D., a member of the Board of Directors (the “Board”) of BDSI. BDSI issued a press release announcing the passing of Dr. Stephenson, a copy of which is attached hereto as Exhibit 99.1.

On August 28, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Thomas W. D’Alonzo as a member of the Board to fill the vacancy created by the passing of Dr. Stephenson. Mr. D’Alonzo was also appointed as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board. The Board has determined that Mr. D’Alonzo is independent under Nasdaq Rule 4200(a)(15). BDSI issued a press release announcing the appointment of Mr. D’Alonzo, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 29, 2006, concerning the passing of L.M. Stephenson

99.2	Press Release, dated August 29, 2006, concerning the appointment of Thomas W. D’Alonzo to the Board of Directors of BDSI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2006	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mark A. Sirgo
	Name:	Mark A. Sirgo
	Title:	President and Chief Executive Officer